Exhibit 23(d)

[PRATOR BETT, L.L.C. LETTERHEAD]

CONSENT OF PRATOR BETT, L.L.C.

As oil and gas consultants, we hereby consent to the use of our name and our reports dated October 28, 2003 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 333-84594, 333-70702, and 333-62070.

Prator Bett, L.L.C.

By /s/ M. Drayton Prator, III
M. Drayton Prator, III, PE
Partner

Houston, Texas
December 9, 2003